Exhibit 10.1

Confidential

FORM of Support AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is made as of December 22, 2023, by and among Atreca, Inc., a Delaware corporation (the “Company”), Immunome, Inc., a Delaware corporation (“Purchaser”), and the Person set forth on Schedule A hereto ( “Stockholder”).

WHEREAS, as of the date hereof, Stockholder is a Beneficial Owner of, and has sole or shared voting power with respect to, the number of shares of capital stock (“Company Shares”) of the Company, set forth opposite Stockholder’s name on Schedule A (all Company Shares owned by Stockholder, or hereafter issued to or otherwise acquired, whether beneficially or of record, or with respect to which Stockholder otherwise acquires sole or shared voting power (including by proxy), whether by the exercise of the Company’s options or otherwise including, without limitation, by gift, succession, in the event of a stock split or as a dividend or distribution of any Company Shares, and including the Company Shares set forth on Schedule A, being referred to herein as the “Subject Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Purchaser, have entered into an Asset Purchase Agreement, dated as of the date hereof (the “Asset Purchase Agreement”), which provides, among other things, for the purchase of substantially all assets of the Company by Purchaser (the “Asset Sale”), upon the terms and subject to the conditions set forth in the Asset Purchase Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement); and

WHEREAS, as a condition to its willingness to enter into the Asset Purchase Agreement, Purchaser has required that Stockholder, and as an inducement and in consideration therefor, Stockholder (in Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Article I

SUPPORT AGREEMENT; GRANT OF PROXY

Stockholder hereby covenants and agrees that:

1.1            Voting of Subject Shares; Asset Sale and Dissolution Approval.

(a)            From and after the date hereof, at every meeting of the stockholders of the Company (including the Stockholders Meeting), however called, and at every adjournment or postponement thereof (or pursuant to a written consent if the stockholders of the Company act by written consent in lieu of a meeting), Stockholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) or to otherwise cause the Subject Shares to be counted as present thereat for purposes of calculating a quorum and to vote the Subject Shares (i) in favor of adopting and approving the Asset Purchase Agreement and approving the Asset Sale, the dissolution of the Company (the “Dissolution”) and any other transactions contemplated by the Asset Purchase Agreement and any and all other agreements entered into in connection with the Asset Sale (the Asset Sale, Dissolution and all other transactions contemplated by clauses (x) and (y), the “Contemplated Transactions”), (ii) against any proposal made in opposition to, or in competition with, or would otherwise be reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Contemplated Transactions, (iii) against any Acquisition Proposal and (iv) in favor of approving any proposal to adjourn or postpone the Stockholder Meeting to a later date, if there are not sufficient votes for the adoption of the Asset Purchase Agreement on the date on which such meeting is held. Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing, Other than as set forth in this Section 1.1(a), Stockholder shall retain the right to vote the Subject Shares on any other matters that are presented for consideration to the stockholders of the Company in Stockholder’s sole discretion and without any limitations.

(b)            Pursuant to and in accordance with the Company’s amended and restated certificate of incorporation (the “Charter”) and bylaws (together with the Charter, the “Organizational Documents”) and the DGCL, Stockholder hereby approves the Asset Sale.

1.2            No Inconsistent Arrangements. Except as provided hereunder or under the Asset Purchase Agreement, from and after the date hereof until this Agreement is terminated pursuant to Section 4.2, Stockholder shall not, directly or indirectly, (a) create any Encumbrance other than restrictions imposed by Law or pursuant to this Agreement on any Subject Shares, (b) transfer, sell, assign (directly or indirectly), pledge, exchange, gift, grant, place in trust or otherwise dispose of (including, without limitation, by the creation of an Encumbrance pursuant to clause (a) hereto), or offer to do any of the foregoing (collectively, “Transfer”), or enter into any contract with respect to any Transfer of, the Subject Shares or any right, title or interest (including the right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise) therein, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares, (d) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to the Subject Shares or grant any proxy or power of attorney with respect thereto (other than this Agreement), (e) enter into any Contract, option, commitment or other arrangement or understanding with respect to the direct or indirect Transfer any right, title or interest (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise) to any Subject Share, or (f) take any action that would reasonably be expected to make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of restricting Stockholder’s legal power, authority and right to vote all of the Subject Shares or would otherwise have the effect of preventing or disabling Stockholder from performing Stockholder’s obligations hereunder. Any action taken in violation of the foregoing sentence shall be null and void ab initio.

1.3            Documentation and Information. Stockholder shall permit and hereby authorizes the Company and Purchaser to publish and disclose in any or all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company or Purchaser reasonably determines to be necessary in connection with the Contemplated Transactions, Stockholder’s identity and ownership of the Subject Shares and the nature of Stockholder’s commitments and obligations under this Agreement, in each case, in a manner consistent with the terms of this Agreement and the Asset Purchase Agreement.

1.4            Irrevocable Proxy. Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that such Stockholder has heretofore granted with respect to the Subject Shares and the Contemplated Transactions. In the event and to the extent that Stockholder fails to execute and deliver a proxy card or voting instructions to vote the Subject Shares in accordance with Section 1.1(a), Stockholder shall be deemed to have irrevocably appointed the Purchaser and any designee of the Purchaser as attorney-in-fact and proxy for and on behalf of Stockholder, for and in the name, place and stead of Stockholder, to: (a) attend any and all meetings of the stockholders of the Company (including the Stockholders Meeting) with respect to any of the matters specified in Section 1.1(a), (b) vote, express consent or dissent or issue instructions to the record holder to vote the Subject Shares in accordance with the provisions of Section 1.1(a) at any and all meetings of the stockholders of the Company (including the Stockholders Meeting) or in connection with any action sought to be taken by written consent of stockholders of the Company without a meeting, and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 1.1(a), all written consents with respect to the Subject Shares at any and all meetings of the stockholders of the Company (including the Stockholders Meeting) or in connection with any action sought to be taken by written consent of stockholders of the Company without a meeting. The Purchaser agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable until the termination of this Agreement and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.2. Stockholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the President of the Company. Stockholder hereby affirms that the proxy set forth in this Section 1.4 is given in connection with and granted in consideration of and as an inducement to Purchaser and the Company to enter into the Asset Purchase Agreement and that such proxy is given to secure the obligations of Stockholder under Section 1.1(a). With respect to any Subject Shares that are owned beneficially by a Stockholder but are not held of record by Stockholder (other than shares beneficially owned by Stockholder that are held in the name of a bank, broker or nominee), Stockholder shall take all action necessary to cause the record holder of such Subject Shares to grant the irrevocable proxy and take all other actions provided for in this Section 1.4 with respect to such Subject Shares.

1.5            No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the Purchaser any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares will remain and belong to Stockholder, and the Purchaser will have no authority to exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein with respect to the Subject Shares and except as otherwise expressly provided in the Asset Purchase Agreement.

1.6            Agreements of Stockholder. In connection with the Contemplated Transactions, Stockholder hereby expressly agrees that:

(a)            Reserved.

(b)            Stockholder will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Body, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by Stockholder, or the approval of the Asset Purchase Agreement, the Asset Sale or the Dissolution by the Board, breaches any fiduciary duty of the Board or any member thereof; provided that Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against Stockholder that relates solely to Stockholder’s capacity as a director, officer or securityholder of the Company;

(c)            Stockholder shall not take any action that would (i) make any representation or warranty contained herein untrue or incorrect or (ii) would reasonably be expected to have the effect of impairing the ability of Stockholder to perform its obligations under this Agreement or preventing or delaying the consummation of any of Contemplated Transactions;

(d)            Stockholder shall, from and after the date hereof until this Agreement is terminated pursuant to Section 4.2, be subject to the same restrictions applicable to the Company pursuant to Section 6.6 of the Asset Purchase Agreement and in the event Stockholder shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, Stockholder shall promptly inform the Company as to any such matter and the details thereof, subject to any confidentiality obligations to which Stockholder is bound as of the date hereof; and

(e)            any shares of capital stock or other securities of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership on or after the date of the Asset Purchase Agreement and prior to the Closing, including by reason of exercise of warrants or stock split, stock dividend, reverse stock split, reclassification, recapitalization, or other similar transaction, shall be subject to the terms and conditions of this Agreement to the same extent as if such securities were included on Schedule A and shall constitute Subject Shares for all purposes of this Agreement.

Article II

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder represents and warrants to each of the Purchaser and the Company that:

2.1            Organization; Authorization; Binding Agreement. To the extent Stockholder is an entity, Stockholder is duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Stockholder has full legal capacity and all necessary power, right and authority to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, performance by Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby by Stockholder have been duly authorized by all necessary action on the part of Stockholder and no other proceeding on the part of Stockholder are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder, and constitutes a legal, valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors rights generally, and subject to equitable principles of general applicability, whether considered in a proceeding at Law or in equity. If Stockholder is an individual, Stockholder has the legal capacity to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby.

2.2            Ownership of Subject Shares; Total Shares. Stockholder is the record or Beneficial Owner of the Subject Shares and has good and marketable title to the Subject Shares free and clear of any Encumbrances (including any restriction on the right to vote or otherwise Transfer the Subject Shares), and has sole or shared, and otherwise unrestricted, voting power with respect to such Subject Shares and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except (a) as provided hereunder, (b) pursuant to any applicable restrictions on Transfer under the Securities Act of 1933, as amended, and (c) as provided in the Organizational Documents. The Subject Shares listed on Schedule A opposite Stockholder’s name constitute all of the equity securities of the Company Beneficially Owned by Stockholder as of the date hereof. Except pursuant to the Company’s Organizational Documents and the right of the Company to purchase or acquire any Company Shares pursuant to a benefit plan of the Company, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares. For purposes of this Agreement, “Beneficial Ownership” and derivations of such term shall be interpreted as defined in Rule 13d-3 under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities that may be acquired by such Person pursuant to any Contract or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

2.3            Voting Power. Stockholder has full voting power with respect to the Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth herein, in each case, with respect to all of the Subject Shares. None of the Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares.

2.4            Reliance. Stockholder has had the opportunity to review the Asset Purchase Agreement and this Agreement with counsel of Stockholder’s own choosing. Stockholder has had an opportunity to review with its own tax advisors the tax consequences of the Asset Sale, the Dissolution and the other transactions contemplated by the Asset Purchase Agreement. Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by any other Person. Stockholder understands that Stockholder (and not Purchaser or the Company) shall be responsible for Stockholder’s tax liability that may arise as a result of the Asset Sale, the Dissolution or any other transaction contemplated by the Asset Purchase Agreement. Stockholder understands and acknowledges that the Company and Purchaser are entering into the Asset Purchase Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

2.5            Absence of Litigation. With respect to Stockholder, as of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of the Stockholder, threatened against, Stockholder or any of Stockholder’s properties or assets (including the Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of Stockholder to perform Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

2.6            Non-Contravention. The execution and delivery of this Agreement by Stockholder and the performance of the transactions contemplated by this Agreement by Stockholder or its obligations hereunder and the compliance by Stockholder with any provisions hereof, do not and will not violate, conflict with, result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any Subject Shares pursuant to: (a) the organizational documents of Stockholder or the Organizational Documents, (b) any applicable Law or any injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Body to which Stockholder is subject, or (c) any Contract to which Stockholder is a party or is bound or to which the Subject Securities are subject, such that it could reasonably be expected to prevent, delay or impair the ability of Stockholder to perform Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

2.7            Consent. The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body or regulatory authority by Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Stockholder of his, her or its obligations under this Agreement.

2.8            Financial Advisor. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from the Company or Purchaser in respect of this Agreement based upon any Contract made by or on behalf of Stockholder.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Stockholder that:

3.1            Organization; Authorization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. The consummation of the transactions contemplated hereby is within the Company’s corporate powers and has been duly authorized by all necessary corporate actions on the part of the Company. The Company has full power and authority to execute, deliver and perform this Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors rights generally, and subject to equitable principles of general applicability, whether considered in a proceeding at Law or in equity.

3.2            Binding Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

Article IV

MISCELLANEOUS

4.1            Notices. All notices, requests and other communications to either party hereunder shall be in writing (including electronic mail) and shall be given, (a) if to the Company or Purchaser, in accordance with the provisions of the Asset Purchase Agreement and (b) if to Stockholder, to Stockholder’s address or electronic mail address set forth on a signature page hereto, or to such other address or electronic mail address as Stockholder may hereafter specify in writing.

4.2            Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate automatically, without any notice or other action by any Person, upon the earliest of (a) the termination of the Asset Purchase Agreement in accordance with its terms and (b) the Closing. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 4.2 shall relieve a party from liability for any breach of this Agreement prior to termination hereof, and (ii) the provisions of this Article IV shall survive any termination of this Agreement.

4.3            Confidentiality. Except to the extent required by applicable Law, Stockholder shall hold any information regarding this Agreement, the Asset Purchase Agreement, the Asset Sale and the Dissolution in strict confidence and shall not divulge any such information to any third person until the Company has publicly disclosed its entry into the Asset Purchase Agreement and this Agreement; provided, however, that Stockholder may disclose such information (a) to its attorneys, accountants, consultants, trustees, beneficiaries and other representatives (provided such representatives are subject to confidentiality obligations at least as restrictive as those contained herein), and (b) to any Affiliate, partner, parent or subsidiary of Stockholder in the ordinary course of business, provided in each case that Stockholder informs the Person receiving the information that such information is confidential and such Person is subject to confidentiality obligations at least as restrictive as those set forth herein. Neither Stockholder nor any of its Affiliates (other than the Company, whose actions shall be governed by the Asset Purchase Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Asset Sale, the Dissolution, the Asset Purchase Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Company and Purchaser, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with the Company and Purchaser to the extent practicable.

4.4            Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.5            Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth in Section 1.3 and Section 4.3, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and permitted assigns. No party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties.

4.6            Governing Law; Jurisdiction; Venue and Service.

(a)            This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any conflicts or choice of Law rule or principle (whether of the State of Delaware or any other jurisdiction) that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.

(b)            Subject to Section 4.10, each of the parties hereto hereby irrevocably and unconditionally consents to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court sitting in New Castle County within the State of Delaware) for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agrees not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts.

(c)            Each of the parties hereto further hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court sitting in New Castle County within the State of Delaware), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(d)            Each of the parties hereto further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 4.1 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

4.7            Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by portable document format (e.g., “pdf” or “jpg”) or other electronic transmission (including DocuSign and AdobeSign). The use of electronic signatures and electronic records shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable Law.

4.8            Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

4.9            Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the parties hereto.

4.10            Equitable Relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed that parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches, or to enforce compliance with, the covenants and obligations of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto hereby waives (a) any requirement that any other party hereto post a bond or other security as a condition for obtaining any such relief, and (b) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

4.11            Interpretation. Except where the context otherwise requires, wherever used, the singular includes the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein does not limit the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the parties hereto and no rule of strict construction shall be applied against any party hereto. Unless otherwise specified or where the context otherwise requires, (a) references in this Agreement to any Article, Section, Schedule or Exhibit are references to such Article, Section, Schedule or Exhibit of this Agreement; (b) references in any Section to any clause are references to such clause of such Section; (c) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to a Person are also to its permitted successors and assigns; (e) references to a Law include any amendment or modification to such Law and any rules or regulations issued thereunder, in each case, as in effect at the relevant time of reference thereto; (f) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto; and (g) references to monetary amounts are denominated in United States Dollars.

4.12            Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.

4.13            Capacity as Stockholder. Stockholder has executed this Agreement solely in Stockholder’s capacity as a holder of Company Shares, and not in Stockholder’s capacity as a director, officer or employee of Company or any of its Subsidiaries or in Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Company in the exercise of his or her fiduciary duties as a director or officer of Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

4.14            No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board has approved the Asset Sale and the Asset Purchase Agreement, (b) the Asset Purchase Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

COMPANY

Atreca, Inc.

By:
Name:
Title:

PURCHASER

Immunome, Inc.

By:
Name:
Title:

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

[NAME]

By:

Email: [__]

[Signature Page to Support Agreement]

Schedule A

Company Shares

Name	Class A Common Stock	Class B Common Stock	Company Options	Restricted Stock Units